UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): March 15, 2022

Sight Sciences, Inc.

(Exact name of Registrant as Specified in Its Charter)

Delaware	001-40587	80-0625749
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

4040 Campbell Avenue Suite 100 Menlo Park, California	94025
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s Telephone Number, Including Area Code: 877 266-1144

N/A

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $0.001 par value per share	SGHT	Nasdaq Global Select Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On March 15, 2022, the Board of Directors (the “Board”) of Sight Sciences, Inc. (the “Company”) appointed Brenda Becker to the Board. Ms. Becker will serve as a Class I director for a term expiring at the Company’s annual meeting of stockholders to be held in 2022 and until her successor is duly elected and qualified or her earlier death, disqualification, resignation or removal. In connection with the appointment of Ms. Becker to the Board, she was appointed to serve on the Nominating and Corporate Governance Committee of the Board, to replace Valeska Schroeder, Ph.D., who will continue to serve as a member of the Board and the Compensation Committee of the Board.

There was no arrangement or understanding pursuant to which Ms. Becker was elected as a director. There are no related party transactions between the Company and Ms. Becker.

Ms. Becker is eligible to participate in the Company’s Non-Employee Director Compensation Program, which provides for: (i) an annual cash retainer of $40,000 for serving on the Board, earned on a quarterly basis; (ii) an annual cash retainer of $5,000 for serving on the Nominating and Corporate Governance Committee, earned on a quarterly basis; (iii) an initial equity-based award of restricted stock units (the “Initial Award”) in an amount equal to $240,000 divided by the Reference Price (as defined in the Company’s Non-Employee Director Compensation Program) that vests in substantially equal annual installments over three years following the grant date, subject to Ms. Becker’s continued service on the Board through each such vesting date; and (iv) following each annual meeting of the Company’s stockholders after the 2022 annual meeting of stockholders, an annual equity-based award of restricted stock units in an amount of $120,000 divided by the Reference Price that vests in a single installment on the earlier of the date of the next annual meeting of the Company’s stockholders or the first anniversary of the date of grant, subject to Ms. Becker’s continued service on the Board through such vesting date. Ms. Becker has entered into the Company’s standard indemnification agreement for directors and officers.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Sight Sciences, Inc.

Date: March 16, 2022	By:	/s/ Paul Badawi
President and Chief Executive Officer